Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) made and entered into this 21st day of June, 2006 (the “Execution Date”),

BETWEEN, Jeff Jenson, an individual (the “Seller”) and Halter Financial Investments, L. P., a Texas limited partnership (the “Purchaser”).

1.

BACKGROUND

(a)

The Seller is owner of record of an aggregate of 11,000 common shares, $.001 par value (the “shares”) of RTO Holdings, Inc., (the “Company”).

(b)

The Seller desires to sell the Shares to the Purchaser and the Purchaser desires to purchase the Shares from the Seller.

IN CONSIDERATION OF and as a condition of the Parties entering into this Agreement and other valuable consideration, the receipt and sufficiency of such consideration is acknowledged, the Parties to this Agreement agree as follows:

2.

PURCHASE AND SALE

(a)

The Seller agrees to sell and the Purchaser agrees to purchase all the rights, title, interest and property of the Seller in the Shares for an aggregate purchase price of Six Hundred Fifty Thousand Dollars ($650,000), (the “Purchase Price”).

(b)

A deposit of Fifty Thousand Dollars ($50,000) was made April 11, 2006 and the balance of Six Hundred Thousand Dollars ($600,000) will be payable upon closing of this Agreement.

(c)

All payments will be in the form of wire transfer, certified check, or bank draft of immediately available funds.

3.

REPRESENTATIONS AND WARRANTIES OF SELLER

Representations and Warranties of Seller.  Seller represents and warrants to Purchaser that, at the date of this Agreement and on the date of the Closing:

(a)  Seller has full power, capacity and right to execute and deliver this Agreement and to perform his obligations hereunder.

(b)  This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding agreement of Seller enforceable against Seller in accordance with its  terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium  and other  similar laws  relating to creditors rights or general principles of equity.

 (c)  Seller is the record and beneficial owner of the Shares free and clear of any Liens. At the Closing, Seller will transfer and deliver to Purchaser good and valid title to the Shares free and clear of any lien, pledge or encumbrance.

(d)  No approval, authorization, consent or filing is required by the Seller in connection with the execution, delivery and performance of this Agreement by Seller, except as may be required under the Securities Exchange Act of 1934.

(e)  The  execution, delivery and performance of this Agreement by Seller does not contravene or conflict with any material agreement, contract or other instrument, or any law, rule, regulation, order or decree, binding upon or applicable to the Seller.

(f)  The Company need not give any notice to, make any filings with, or obtain any authorization, consent, or approval of any government or governmental agency in order to  consummate the transactions contemplated by this Agreement, except filings with the U.S. Securities and Exchange Commission (“SEC”) and state securities regulators required in connection with the transactions contemplated hereby.

(g)   The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged and to own the properties it owns.

(h)  There are no legal actions or administrative proceedings or investigations instituted, or to the best knowledge of the Company threatened, against the Company or LenTec Imaging, Inc. (“LenTec”), its predecessor entity, that could reasonably be expected to have a material adverse effect on the Company or which concerns the transactions contemplated by this Agreement.

(i)  The Company is not and LenTec was not in default under any provision of their respective Articles of Incorporation or By-laws or other organizational documents or under any provision of any agreement or other instrument to which they are or were a party or by which they are bound or of any law, governmental order, rule or regulation so as to affect adversely in any material manner the Company’s business or assets or its condition, financial or otherwise.

(j)  The periodic reports filed by LenTec and the Company with the SEC (the “Disclosure Documents”), taken together, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein to make the statements contained therein not misleading.

(k)  The Company and LenTec have filed all material tax returns required to be filed, which returns are true and correct in all material respects, and neither the Company nor LenTec is in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon as due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

(l)  Neither the Company, LenTec, nor any of their affiliates, nor any person acting on their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act.

(m)  As of the date hereof, the capitalization of the Company consists of 100,000,000 shares of common stock, par value $0.001, and  10,000,000 shares of preferred stock, of which approximately 1,398,550 shares of common stock are issued and outstanding, all of which are legally issued, fully paid, and nonassessable and not issued in violation of the pre-emptive rights of any person.  The Company has no options, warrants or rights issued or outstanding.

(n)  Since March 31, 2006, there has not been:

(i)

any material change in the business, operations, or financial condition or the manner of conducting the business of the Company or LenTec;

(ii)

any declaration, setting aside, or payment of any dividend or other distribution in respect of the shares of the Company or LenTec of any class, or any direct or indirect redemption, purchase, or other acquisition of any shares of any class of the Company or LenTec;

(iii)

any agreement or arrangement to pay or accrue compensation to any of the Company's or LenTec’s officers, directors, employees, or agents;

(iv)

except for shares to be sold to Halter Financial Investments, L.P. and Mark Dillon, any option, warrant, or right to purchase, or any other right to acquire shares of any class of the Company granted to any person; and

(v)

any issuance of securities of the Company or LenTec.

Transfer and Registration Rights.

Piggy Back Registration Rights.

(aa)

If the Company decides, including as required under any demand registration rights agreement, to register any of its common stock or securities convertible into or exchangeable for common stock under the Securities Act on a form which is suitable for an offering for cash or shares of the Company held by third parties and which is not a registration solely to implement an employee benefit plan, a registration statement on Form S-4 (or successor form) or a transaction to which Rule 145 or any other similar rule of the SEC is applicable, the Company will promptly give written notice to the Purchaser of its intention to effect such a registration.  Subject to paragraph (bb) below, the Company shall include all of the Shares that the Purchaser requests to be included in such a registration by a written notice delivered to the Company within fifteen (15) days after the notice given by the Company.

(bb)

If the registration, as described in paragraph(aa) above, involves an underwritten offering, the Company will not be required to register Shares in excess of the amount that the principal underwriter reasonably and in good faith recommends may be included in such offering (a “Cutback”), which recommendation, and supporting reasoning, shall be delivered to Purchaser.  If such a Cutback occurs, the number of shares that shall be included in the registration and underwriting shall be allocated in the following manner: (i) first, to the Company for any securities it proposes to sell for its own account, (ii) second, to the Purchaser requiring such registration, and (iii) third, to other holders of stock of the Company requesting inclusion in the registration, pro rata among the respective holders thereof on the basis of the number of shares for which each such requesting holder has requested registration.

(cc)

All costs and expenses of any such registration statement shall be paid by the Company, other than sales commissions and the expenses of any separate legal counsel engaged by Purchaser.

4.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Representations and Warranties of Purchaser.  Purchaser represents and warrants to Seller that, at the date of this Agreement and on the date of the Closing:

(a)  Purchaser has full power, capacity, authority and right to execute and deliver this agreement and to perform its obligations hereunder.

(b)  This Agreement has been duly authorized by all necessary action and constitutes the valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to creditors rights or by general principles of equity.

(c)  No approval, authorization, consent or filing is required in connection with the execution, delivery and performance of this Agreement by Purchaser, except as may be required under the Securities Exchange Act of 1934, as amended.

(d)  The execution, delivery and performance of this Agreement by Purchaser does not contravene or conflict with any material agreement, contract or other instrument, or any law, rule, regulation, order or decree, binding upon or applicable to Purchaser.

5.

MISCELLANEOUS

 (a)  The parties agree to cooperate with each other in executing and delivering all further documents necessary to effect the purchase and sale of the Shares, and both parties agree to cooperate with the other for purposes of effecting the other terms of this Agreement.

(b)  All representations, warranties, covenants, and obligations in this Agreement will survive the Closing.

(c)  Any provision of this Agreement may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed by both parties hereto.

(d)  This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective heirs, administrators, successors, assigns and legal representatives.

(e)  This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada, without regard to the conflicts of law rules of such state.

(f)  The parties agree that the terms of this Agreement, and the discussion relating to this Agreement, are and shall remain confidential as between the parties, unless and to the extent disclosure is required by law, or to secure advice from a legal or tax advisor.

(g)  This Agreement contains the entire agreement of the parties hereto with respect to the purchase of the Shares and the other transactions contemplated herein, and supersedes all prior understandings  and agreements of the parties with respect to the subject matters hereof.

(h)  This Agreement may be executed in counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

(i)  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(j)  All notices, requests, consents and other communications required or  permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or transmitted by facsimile transmission (with  immediate telephonic confirmation thereafter),

(1)     If to the Seller, to:

Jeff Jenson

1608 West 2225 South

Woods Cross, UT  84087

Phone: 801-295-3400

Fax: 801-401-7256

with a copy to:

Cletha A. Walstrand, P.C.

1322 West Pachua Circle

Ivins, UT  84738

Phone: 435-688-7317

Fax: 435-688-7318

or

(2)  If to the Purchaser, to:

Halter Financial Investments, L.P.

4965 Preston Park Blvd., Suite 250

Plano, TX  75093

Phone: 972-985-4015

Fax:  940-455-7337

                           with a copy to:

George L. Diamond, Esq.

Halter Financial Group, L.P.

4965 Preston Park Blvd., Suite 250

Plano, TX  75093

Phone: 972-985-4015

Fax:  940-455-7337

Or at such other address as the Purchaser or Seller each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt of 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

IN WITNESS  WHEREOF,  each of the undersigned has duly executed this Agreement as of the date first set forth above.

/s/ Jeff Jenson

/s/ Timothy Halter

Jeff Jenson

Timothy Halter, Chairman Halter Financial Investments GP, LLC, General Partner of Halter Financial Investments, L.P.